Exhibit 10.2

[JPMorganChase Letterhead]

March 31, 2011

Home Loan Center, Inc.

163 Technology Drive

Irvine, California 92618

Attention:  Mr. Rian Furey

Re:          Master Repurchase Agreement, dated as of October 30, 2009, between JPMorgan Chase Bank, N.A., as Buyer, and Home Loan Center, Inc., as Seller and the related Side Letter of even date therewith

Ladies and Gentlemen:

This letter (this “Third Amendment to Side Letter”) amends, for the third time, the Side Letter dated October 30, 2009 (the “Original Side Letter”) that was executed concurrently with the captioned Master Repurchase Agreement (as amended by Letter Agreement dated November 27, 2009, Amendment No. 1 to Master Repurchase Agreement dated March 11, 2010, Amendment No. 2 to Master Repurchase Agreement dated March 11, 2010, Amendment No. 3 to Master Repurchase Agreement dated July 22, 2010, Amendment No. 4 to Master Repurchase Agreement dated October 29, 2010, and Amendment No. 5 to Master Repurchase Agreement dated of even date herewith, collectively, the “Agreement”).  Reference is here made to the Original Side Letter (as previously amended by that certain Amendment No. 1 to Side Letter dated March 11, 2010, that certain Second Amendment to Side Letter dated October 29, 2010, and as amended hereby, the “Side Letter”) and the Agreement for all purposes.  Capitalized terms defined in the Side Letter or the Agreement and used but not defined differently in this Third Amendment to Side Letter have the same meanings here as in the Side Letter and the Agreement.

The Seller has requested, and the Buyer has agreed to make certain changes to the Side Letter.  For good and valuable consideration received by each Party from the other Party, the receipt and sufficiency of which are hereby acknowledged, effective as of the date of this Third Amendment to Side Letter, Buyer and Seller hereby amend the Side Letter as follows (paragraphs below are numbered to correspond to the number of the paragraph in the Original Side Letter and consequently are sometimes numbered nonsequentially):

Home Loan Center, Inc.

March 31, 2011

2.             Purchase Price.

For purposes of the Agreement and all other Transaction Documents, “Purchase Price” means, on any date:

(a)           for any CL Loan except Investor Loans and Aged Loans, ninety-seven percent (97%) of the lowest on that day of its (i) Outstanding Principal Balance, (ii) Market Value, and (iii) Takeout Value;

(b)           for any CL Jumbo Loan, ninety-three percent (93%) of the lowest on that day of its (i) Outstanding Principal Balance, (ii) Market Value, and (iii) Takeout Value;

(d)           for any Investor Loan except Aged Loans, ninety-five percent (95%) of the lowest on that day of its (i) Outstanding Principal Balance, (ii) Market Value, and (iii) its Takeout Value;

(e)           for any Aged Loan, eighty-five percent (85%) of the lowest on that day of its (i) Outstanding Principal Balance, (ii) Market Value, and (iii) Takeout Value; and

(c)           for any other Eligible Mortgage Loan, ninety-five percent (95%) of the lowest on that day of its (i) Outstanding Principal Balance, (ii) Market Value, and (iii) Takeout Value.

If any Purchased Mortgage Loan is not repurchased by Seller on or before the forty-fifth (45th) day after its Purchase Date but continues to be an Eligible Mortgage Loan (pursuant to the provisions of clause (xxv) of the definition of Eligible Mortgage Loan, the Aged Loan sublimit), Seller shall reduce its outstanding Purchase Price by paying to Buyer, on or before the Business Day next following such forty-fifth (45th) day, a cash amount equal to the excess of (x) the then-outstanding Purchase Price of that Aged Loan over (y) its Aged Loan Purchase Price (determined in accordance with clause (e) of the immediately preceding sentence).

4.             Margin Percentage.  Paragraph 4 of the Amended Side Letter is amended in its entirety to read as follows:

For purposes of the Agreement and all other Transaction Documents, “Margin Percentage” means, on any date:

(a)           for any CL Loan except Investor Loans and Aged Loans, ninety-seven percent (97%);

(b)           for any Investor Loan except Aged Loans, ninety-five percent (95%);

Home Loan Center, Inc.

March 31, 2011

(c)           for any CL Jumbo Loan, ninety-three percent (93%);

(d)           for any Aged Loan, eighty-five percent (85%); and

(e)           for any other Eligible Mortgage Loan (including Non-CL Loans), ninety-five percent (95%).

The Parties hereby ratify and confirm the Agreement and, as further amended hereby, the Side Letter, to be in full force and effect.

Please confirm our mutual agreement as set forth herein and acknowledge receipt of this First Amendment to Side Letter by executing the enclosed copy of this letter and returning it to JPMorgan Chase Bank, N.A., 712 Main Street, 9th Floor, Houston, Texas 77002, Attention: Mr. John Greene (email john.r.greene@jpmchase.com or fax (713) 216-2818).  If you have any questions concerning this matter, please contact me by email, or by phone at (713) 216-0255.

Very truly yours,

JPMORGAN CHASE BANK, N.A.,
as Buyer

		By:	/s/ John Greene
John Greene
Assistant Vice President and Underwriter

CONFIRMED AND ACKNOWLEDGED:

HOME LOAN CENTER, INC.,
as Seller

By:	/s/ Rian Furey
Name: Rian Furey
Title: SVP